UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

JAMMIN JAVA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52161	264204714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211

(Address of principal executive offices and Zip Code)

323-556-0746

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2016, and effective June 24, 2016, Fifty-Six Hope Road Music Limited (“56 Hope Road”) provided Jammin Java Corp. (the “Company”, “we” and “us”) notice of the termination of the fifteen (15) year license agreement entered into with 56 Hope Road on September 13, 2012 (the “Long-Term License”).

The Long-Term License provided us a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) in connection with the manufacturing, advertising, promotion, sale, offering for sale and distribution of coffee beans in all its forms and derivations, regardless of portions, sizes or packaging (the “Exclusive Licensed Products”)(the Long-Term License also granted us a license to use the Trademarks for services including coffee roasting services, coffee production services, and coffee sales, supply, distribution and support services, excluding coffee houses, which rights were not re-licensed pursuant to the Short-Term License described below). 56 Hope Road owns and controls the intellectual property rights in and to the late reggae performer, Robert Nesta Marley, professionally known as Bob Marley, including the Trademarks. In addition, pursuant to the Long-Term License, 56 Hope Road granted us the right to use the Trademarks on advertising and promotional materials that pertain solely to the sale of coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso and/or cappuccino, grinders, water treatment products, tea products, chocolate products, and ready-to-use (instant) coffee products (the “Non-Exclusive Licensed Products”, and together with the Exclusive Licensed Products, the “Licensed Products”). Licensed Products could be sold by us pursuant to the Long-Term License through all channels of distribution, provided that, subject to certain exceptions, we could not sell the Licensed Products by direct marketing methods (other than through our website), including television, infomercials or direct mail without the prior written consent of 56 Hope Road. Additionally, 56 Hope Road had the right to approve all Licensed Products, all advertisements in connection therewith and all product designs and packaging. The agreement also provided that 56 Hope Road owned all rights to any domain names (including marleycoffee.com), incorporating the Trademarks. In consideration for the foregoing licenses, we agreed to pay royalties to 56 Hope Road in an amount equal to 3% of the net sales of all Licensed Products on a quarterly basis.

56 Hope Road terminated the Long-Term License due to our breach of certain of the terms of the Long-Term License Agreement, including, but not limited to, our failure to deliver quarterly statements in a timely manner, our failure to timely make licensing payments, our failure to deliver audited financial statements in a timely manner, and the Securities and Exchange Commission’s complaint against us. Some of these breaches were due to cash flow issues and corporate governance matters.

Rohan Marley, our former Chairman (see Item 5.02 below), owns an interest in 56 Hope Road.

The immediate effect of the termination of the Long-Term License was minimal, as effective immediately thereafter we entered into the Short-Term License described below.

On July 6, 2016, (1) we and Hope Road Merchandising, LLC (“HRM”), which exclusively controls all licensing of 56 Hope Road’s intellectual property rights, entered into a Short Term License Agreement (the “Short-Term License”); (2) we entered into a Secured Promissory Note in favor of 56 Hope Road (the “Secured Note”); and (3) we and 56 Hope Road entered into a Security Agreement to secure amounts owed under the Secured Note, each as described in greater detail below.

The Short-Term License provides us the right to use the Trademarks from June 27, 2016 until December 27, 2016 (a term of six months)(subject to HRM’s right to terminate the license in the event we breach the terms thereof or any of the terms of the Secured Note or Security Agreement), provided that the Short-Term License can be extended in the sole discretion of HRM (at our request) for an additional six month term after expiration thereof. Other than the term of the agreement, the Short-Term License has substantially similar terms as the Long-Term License (except as discussed above), with the addition of requiring us to provide customer and vendor lists to HRM and providing HRM an irrevocable license to use such information. Additional requirements associated with our entry into the Short-Term License with HRM was that (i) we immediately provide all deficient quarterly and annual statements due; and (ii) we allow 56 Hope Road or its affiliates to have discussions with our current and potential business partners relating to whether there is a basis for a continued relationship with us, and to have discussions with unrelated third parties that 56 Hope Road may have an interest in once the Short-Term License expires.

We plan to continue to work with HRM and 56 Hope Road in good faith to try to extend the terms of the Short-Term License and remain partners, as well as to preserve shareholder value. Notwithstanding the above, in the event that HRM decides not to extend the Short-Term License after the expiration of the initial term or the extended term, it would have a material adverse effect on our results of operations and assets, could force us to scale back, abandon or attempt to change our business operations, which are solely focused on monetizing the Licenses, and may force us to seek bankruptcy protection, all of which could cause the value of our common stock to decline in value or become worthless.

The Secured Note evidences $297,324 due to 56 Hope Road pursuant to the terms of the Long-Term License, which amount accrues interest until paid at 0.71% per annum (7.5% per annum if not paid in full at maturity) and is due and payable on August 31, 2016. Amounts due under the Secured Note are secured by the Security Agreement. The Secured Note contains customary representations and events of default.

The Security Agreement provides 56 Hope Road a security interest in substantially all of our assets to secure our payment of the Secured Note.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 above regarding the termination of the Long-Term License are incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 above regarding the Secured Note are incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2016, Rohan Marley, our founder, resigned as Chairman and as a member of our board of directors. Mr. Marley advised us that his decision to resign was to return to the roots of his original interest in coffee, coffee farming. Mr. Marley’s resignation was not in connection with a disagreement with the Company. The Company thanks Mr. Marley for his service.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Short Term License Agreement effective June 27, 2016, by and between Jammin Java Corp. and Hope Road Merchandising, LLC
10.2*	Secured Promissory Note ($247,324) by Jammin Java Corp. in favor of Fifty-Six Hope Road Music Limited (June 27, 2016)
10.3*	Security Agreement by Jammin Java Corp. in favor of Fifty-Six Hope Road Music Limited (June 27, 2016)
99.1**	Press Release dated July 7, 2016

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: July 7, 2016	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Short Term License Agreement effective June 27, 2016, by and between Jammin Java Corp. and Hope Road Merchandising, LLC
10.2*	Secured Promissory Note ($247,324) by Jammin Java Corp. in favor of Fifty-Six Hope Road Music Limited (June 27, 2016)
10.3*	Security Agreement by Jammin Java Corp. in favor of Fifty-Six Hope Road Music Limited (June 27, 2016)
99.1**	Press Release dated July 7, 2016

* Filed herewith.

** Furnished herewith.